Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-248399 on Form S-3 and Registration Statement Nos. 333-231122, 333-223899, 333-206161, 333-183321, 333-150053, and 333-126161 on Form S-8 of our reports dated February 15, 2022, relating to the financial statements of TreeHouse Foods, Inc. and the effectiveness of TreeHouse Foods, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
February 15, 2022